Exhibit 3.20

State of Delaware
Secretary of State Division of Corporations
Delivered 07:58 AM 12/06/2013
FILED 07:58 AM 12/06/2013 SRV 131385891 – 5444601 FILE

CERTIFICATE OF FORMATION

OF

DJO CONSUMER, LLC

THE UNDERSIGNED, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly, Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST. The name of the limited liability company is DJO Consumer, LLC (the “Company”).

SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of DJO Consumer, LLC, this 6th day of December, 2013.

/s/ Joseph G. Martinez

Joseph G. Martinez
Authorized Person

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